Exhibit 10.6

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of November 23, 2020, by and among Apex Technology Sponsor LLC, a Delaware limited liability company (the “Apex Sponsor” and together with any “Insider Sponsor” who becomes a party to this Sponsor Agreement pursuant to Section 1.14, the “Sponsors” and each, a “Sponsor”), Apex Technology Acquisition Corp., a Delaware corporation (“Apex”), and AvePoint, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, as of the date hereof, each Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of certain shares of Apex Class A Common Stock (“Apex Common Shares”), Apex Class B Common Stock (the “Founder Shares” and collectively with the Apex Common Shares, the “Apex Shares”) and warrants exercisable for shares of Apex Common Stock (the “Placement Warrants”) in each case as set forth on Schedule I attached hereto (all such securities or other equity securities, together with any shares of the Apex’s capital stock or other equity securities of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Sponsor during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Apex, Athena Technology Merger Sub, Inc., a Delaware corporation (“First Merger Sub”), Athena Technology Merger Sub 2, LLC, a Delaware limited liability company (“Second Merger Sub” and, together with First Merger Sub, “Merger Subs” and each, a “Merger Sub”), and the Company, have entered into a Business Combination Agreement and Plan of Reorganization (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, First Merger Sub will be merged with and into the Company (the “First Merger”), with the Company continuing on as the surviving entity (the “Surviving Corporation”) in the First Merger and, as soon as practicable following the First Merger and as part of the same overall transaction of the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and together with the First Merger, the “Mergers”), with Second Merger Sub continuing on as the surviving entity in the Second Merger, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Apex and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement

. Each Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor shall be bound by and comply with Section 7.11 (Public Announcements) of the Business Combination Agreement (and any relevant definitions contained in such Section) as if such Sponsor was an original signatory to the Business Combination Agreement with respect to such provision and each reference to Apex in such provision referred to such Sponsor.

Section 1.2 Exclusivity. During the period commencing on the date hereof and ending at the Expiration Time (as defined below), no Sponsor shall, nor shall any Sponsor direct any of its Representatives to, solicit, initiate, continue, or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide any information to, or commence due diligence with respect to, any person (other than the Company, its stockholders or any of their affiliates or Representatives), concerning an Apex Business Combination Proposal. Each Sponsor shall, and shall cause its controlled affiliates to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any person with respect to any Apex Business Combination Proposal (other than the Transactions) to the extent required by the Business Combination Agreement.

Section 1.3 No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 thereof (the earlier of (a) and (b), the “Expiration Time”), no Sponsor shall (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by such Sponsor, (ii) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Sponsor Agreement or otherwise transfer any voting or approval rights with respect to the Subject Securities, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by such Sponsor or (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii).

Section 1.4 New Shares. In the event that (a) any Subject Securities are issued to such Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Securities of, on or affecting the Subject Securities owned by such Sponsor or otherwise, (b) such Sponsor purchases or otherwise acquires beneficial ownership of any Subject Securities after the date of this Sponsor Agreement, or (c) such Sponsor acquires the right to vote or share in the voting of any Subject Securities after the date of this Sponsor Agreement (such shares of Apex Capital Stock or other equity securities of Apex, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted Subject Securities owned by such Sponsor as of the date hereof.

Section 1.5 Waiver of Anti-Dilution Provision.

(a) Section 4.3(b)(i) of the Apex Amended and Restated Certificate of Incorporation, dated September 16, 2019 (the “Apex Charter”) provides that each share of Class B Common Stock, par value $0.0001 per share, of Apex (“Apex Existing Class B Common Stock”) shall automatically convert into one share of Apex Class A Common Stock (the “Initial Conversion Ratio”) on the closing of the Business Combination (as defined in the Apex Charter) and Section 4.3(b)(ii) of the Apex Charter provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional shares of Apex Class A Common Stock or Equity-linked Securities (as defined in the Charter) are issued or deemed issued in excess of the amounts sold in Apex’s initial public offering of securities and related to the closing of the initial Business Combination such that the holders of the Apex Existing Class B Common Stock shall continue to own 25% of the issued and outstanding shares of the Apex Common Stock.

(b) As of and conditioned upon the Closing, each Sponsor hereby irrevocably relinquishes and waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by law, any and all rights such Sponsor has or will have under Section 4.3(b)(ii) of the Apex Charter to receive shares of Apex Class A Common Stock in excess of the number issuable at the Initial Conversion Ratio upon conversion of the Apex Existing Class B Common Stock held by such Sponsor in connection with the Transactions as a result of any Adjustment and, as a result, the shares of Apex Existing Class B Common Stock shall convert into shares of Apex Class A Common Stock (or such equivalent security) at the Closing on a one-for-one basis.

Section 1.6 Closing Date Deliverables. On the Closing Date, each Sponsor that holds any Subject Securities shall deliver to Apex and the Company (a) a duly executed copy of the Amended and Restated Registration Rights Agreement substantially in the form attached as Exhibit A to the Business Combination Agreement and (b) a duly executed copy of the Lock-Up Agreement substantially in the form attached as Exhibit B to the Business Combination Agreement.

Section 1.7 Sponsor Agreements.

(a) At any meeting of the stockholders of Apex, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Apex is sought, each Sponsor shall (i) appear at each such meeting or otherwise cause all of its Apex Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its, his, or her Apex Shares:

(i) in favor of each Apex Proposal;

(ii) against any Apex Business Combination Proposal or any proposal relating to an Apex Business Combination Proposal (in each case, other than the Apex Proposals);

(iii) against any business combination agreement or merger (other than the Business Combination Agreement and the Mergers), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Apex;

(iv) against any change in the business, management or Board of Directors of Apex (other than in connection with the Apex Proposals);

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Apex or the Merger Subs under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Apex; and

(vi) to take such other action reasonably requested by the Company in support of the Mergers, the Business Combination Agreement and any of the Transactions.

Each Sponsor hereby agrees that such Sponsor shall not commit or agree to take any action inconsistent with the foregoing.

(b) Each Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of September 16, 2019, by and among the Sponsors, Apex and the other parties thereto (the “Voting Letter Agreement”), including the obligations of such Sponsor pursuant to Section 1 therein to not redeem any Apex Shares owned by such Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

(c) During the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of the Business Combination Agreement pursuant to Section 9.01 thereof, without the prior written consent of the Company, no Sponsor shall modify or amend any contract between or among such Sponsor or any affiliate of such Sponsor (other than Apex or any of its subsidiaries), on the one hand, and Apex or any of Apex’s subsidiaries, on the other hand, including, for the avoidance of doubt, the Voting Letter Agreement.

(d) Apex and Apex Sponsor hereby agree that the provisions of Section 7 of the Voting Letter Agreement shall not be amended or waived prior to the Effective Time without the prior written consent of the Company.

Section 1.8 Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Mergers and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.9 No Inconsistent Agreement. Each Sponsor hereby represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder. Prior to the Expiration Time, Sponsor shall not liquidate or dissolve.

Section 1.10 Ineligible Apex IPO Underwriting Fees. On the Closing Date, the Apex Sponsor shall pay or satisfy (or cause to be paid or satisfied at the sole cost and expense of Sponsor, and for the avoidance of doubt, without any contribution by Apex or any of its Subsidiaries) any unpaid Ineligible Apex IPO Underwriting Fees in cash.

Section 1.11 Vesting Provisions.

(a) No Transfer of Sponsor Earn-Out Shares. The Apex Sponsor agrees that, on the Closing Date, 2,916,700 shares of Apex Common Stock (the “Sponsor Earn-Out Shares”) held by the Apex Sponsor as of the Closing shall be subject to the vesting provisions set forth in this Section 1.11. The Apex Sponsor agrees that it shall not (and will cause its affiliates and any Insider Sponsor that holds any Sponsor Earn-Out Shares not to) transfer any Sponsor Earn-Out Shares held by the Apex Sponsor prior to the date such Sponsor Earn-Out Shares become vested pursuant to this Section 1.11.

(b) Vesting of Sponsor Earn-Out Shares. The Sponsor Earn-Out Shares shall be placed in an escrow account pursuant to an escrow agreement reasonably acceptable to the Company on the Closing Date and shall be subject to vesting and be released to the Apex Sponsor as follows:

(i)  100% of the Sponsor-Earn Out Shares shall vest and be released to the Apex Sponsor if at any time prior to or as of the seventh anniversary of the Closing, the Closing Price is greater than or equal to $15.00 (as adjusted for share splits, share capitalization, reorganizations, recapitalizations and the like) over any 20 Trading Days within any 30 Trading Day period; and

(ii) 100% of the remaining Sponsor-Earn Out Shares that have not previously vested under Section 1.11(b)(i) shall vest and be released to the Apex Sponsor if at any time prior to or as of the seventh anniversary of the Closing, Apex consummates a Subsequent Transaction.

(c) Equitable Adjustment. Notwithstanding the foregoing, the Closing Price targets in Section 1.11(b) shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Apex Common Stock), reorganization, recapitalization, reclassification, combination, merger, sale or exchange of shares or other like change with respect to shares of Apex Common Stock occurring on or after the date hereof and prior to the time any such Sponsor Earn-Out Shares are delivered to the Apex Sponsor.

Section 1.12 Vesting Shares Legend.

(a) Each Sponsor agrees that the Sponsor Earn-Out Shares shall be subject to the restrictions set forth herein, including as set forth in Section 1.3.

(b) Each Sponsor agrees that, in connection with the Transactions, the Sponsor Earn-Out Shares shall, concurrently with the Closing, have the Legend (as defined below) affixed to them as set forth in this Section 1.12. The restrictions set forth pursuant to this Sponsor Agreement are referred to as the “Transfer Restrictions”. Each Sponsor acknowledges and agrees that the Sponsor Earn-Out Shares shall be subject to the Transfer Restrictions until such Transfer Restrictions expire in accordance with the terms of this Sponsor Agreement.

(c)  The books and records of Apex evidencing the Sponsor Earn-Out Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT DATED AS OF NOVEMBER 23, 2020, BY AND AMONG APEX TECHNOLOGY SPONSOR LLC AND THE OTHER PARTIES THERETO.

Section 1.13 Tax Matters. The parties to this Sponsor Agreement hereby acknowledge and agree that (A) for U.S. federal income tax purposes, (i) the Apex Sponsor will be treated as the owner of the Sponsor Earn-Out Shares during the period such Sponsor Earn-Out Shares are subject to vesting pursuant to Section 1.11(a) and (ii) the release to Sponsor from an escrow account of any Sponsor Earn-Out Shares shall not be treated as resulting in any a transfer of property to Sponsor and (B) the parties shall file all tax returns consistent with this Section 1.14 and, except to the extent otherwise required by a “determination” as such term is used in Section 1313 of the Code, take no position or action inconsistent with this Section 1.14 (whether in audits, tax returns or otherwise).

Section 1.14 Additional Parties. In the event that after the date of this Sponsor Agreement, any Insider Sponsor acquires beneficial ownership of any Subject Securities, then the Apex Sponsor shall cause such Insider Sponsor to become a party to this Sponsor Agreement by executing a counterpart signature page hereto as a Sponsor, and such person shall thereby be bound by, and subject to, all the terms and provisions of this Sponsor Agreement applicable to a Sponsor.

Section 1.15 Certificate of Amendment. On the date of this Support Agreement, the Company will file the Company Certificate of Amendment with the Delaware Secretary of State and cause the Company Certificate of Amendment to become effective.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of each Sponsor. Each Sponsor represents and warrants as of the date hereof (or the date such Sponsor becomes a party hereto) to Apex and the Company (solely with respect to such Sponsor and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor is not a natural person, such Sponsor is duly organized, validly existing and in good standing under the Laws of Delaware, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate powers and have been duly authorized by all necessary corporate actions on the part of such Sponsor. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (subject to the Remedies Exception). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of such Sponsor.

(b) Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Securities listed across from such Sponsor’s name on Schedule 1 hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Apex Organizational Documents, (iii) the Business Combination Agreement, (iv) the Voting Letter Agreement or (v) any applicable securities Laws. The Subject Securities are the only equity securities in Apex owned of record or beneficially by such Sponsor on the date of this Sponsor Agreement, and none of the Subject Securities held by such Sponsor are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Voting Letter Agreement. Such Sponsor has full voting power with respect to the Subject Securities held by such Sponsor. Other than the Subject Securities held by such Sponsor, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Apex or any equity securities convertible into, or which can be exchanged for equity securities of Apex. The Subject Securities held by Apex Sponsor constitute all of the Subject Securities beneficially owned by the Insider Sponsors as of the date of this Sponsor Agreement.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Sponsor, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Sponsor or such Sponsor’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its obligations under this Sponsor Agreement or (iii) conflict with or violate any Law.

(d) Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Section 5.12 of the Apex Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement or Apex’s initial public offering based upon arrangements made by such Sponsor, for which Apex or any of its affiliates may become liable.

(f) Loans and Advances. Such Sponsor represents and warrants that, as of the date hereof, there are no outstanding Working Capital Loans. Notwithstanding anything herein to the contrary, each Sponsor waives any rights any contract or arrangement to convert all or any portion of any Working Capital Loans into shares of Apex Class B Common Stock.

(g) Affiliate Arrangements. Except as set forth on Schedule II attached hereto, neither such Sponsor, nor to the knowledge of such Sponsor, any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any contract with Apex or its Subsidiaries.

(h) Acknowledgment. Such Sponsor understands and acknowledges that each of Apex and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of Apex; provided, that such liquidation occurs after the Expiration Time and the obligations of Apex are assumed in accordance with Section 1.14herein and (c) the written agreement of the Apex Sponsor, Apex, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE III shall survive the termination of this Sponsor Agreement.

Section 3.2 Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER (PROVIDED, THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE DELAWARE CHANCERY COURT, THEN ANY SUCH ACTION MAY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT). SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3.

Section 3.4 Assignment

. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Sponsor Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Sponsor Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 3.6 Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Apex, the Company and the Apex Sponsor. Notwithstanding the foregoing, the Sponsor may update Schedule I attached hereto to list any additional Insider Sponsor who becomes a party to this Sponsor Agreement pursuant to Section 1.14.

Section 3.7 Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), except, in each case, if an undelivered message is received by the sender, addressed as follows:

If to Apex:

Apex Technology Acquisition Corp.

533 Airport Blvd, Suite 400

Burlingame, California 94010

Attention:	Steve Fletcher
Email:	########

with a copy to (which will not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention:	Josh M. Dubofsky; Brian Paulson; Saad Khanani
Email:	######## ########

If to the Company:

AvePoint, Inc.

901 East Byrd Street, Ste. 901

Richmond, Virginia 23219

Attention:	Brian Brown
Email:	########

with a copy to (which shall not constitute notice):

Cooley LLP

55 Hudson Yards

New York, New York 10001-2157

Attention:	Mike Lincoln David Silverman John McKenna Brian Leaf
Email:	######## ######## ######## ########

If to any Sponsor:

Apex Technology Sponsor LLC

c/o Apex Technology Acquisition Corp.

533 Airport Blvd, Suite 400

Burlingame, California 94010

Attention:	Steve Fletcher
Email:	########

with a copy to (which will not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention:	Josh M. Dubofsky; Brian Paulson; Saad Khanani
Email:	########

Section 3.9 Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10 Capacity. Each Insider Sponsor is signing this Sponsor Agreement solely in such Insider Sponsor’s capacity as a holder of Subject Securities, and not in the Insider Sponsor’s capacity as a director, officer or employee of Apex or in the Insider Sponsor’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Apex in the exercise of his or her fiduciary duties as a director or officer of Apex or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Apex or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary, provided that nothing contained in this Section 3.10 shall obviate any of such Insider Sponsor’s Stockholder’s obligations under Article 1 of this Sponsor Agreement.

Section 3.11 Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, Apex, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

APEX SPONSOR:

APEX TECHNOLOGY SPONSOR LLC

By:	/s/ Jeff Epstein
	Name:	Jeff Epstein
	Title:	Co-Chief Executive Officer, Chief Financial Officer and Secretary

APEX:

APEX TECHNOLOGY ACQUISITION CORP.

By:	/s/ Jeff Epstein
	Name:	Jeff Epstein
	Title:	Co-Chief Executive Officer, Chief Financial Officer and Secretary

[Signature Page to Sponsor Support Agreement]

COMPANY:

AVEPOINT, INC.

By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Legal Counsel and Chief Operating Officer

[Signature Page to Sponsor Support Agreement]